Exhibit 99.2

                              SETTLEMENT AGREEMENT
                              --------------------


     This Settlement Agreement (the "Agreement") is made and entered into as of Agust 1, 2005, by and among Noble Roman's, Inc. ("NRI"), Oak Grove Corp., Pizzaco, Inc., LPS, Inc., G.N.R., Inc. and N.R. East, Inc., on behalf of themselves and each of their officers, directors, employees and shareholders, including but not limited to Paul W. Mobley and Scott Mobley, and each of their agents, affiliates, subsidiaries and successors-in-interest, to the extent legally permissible (NRI and all such related entities and persons are referred to collectively hereinafter as the "Noble Roman's Parties"), and SummitBridge National Investments LLC ("SummitBridge"), Drawbridge Special Opportunities Fund LP and D.B. Zwirn Special Opportunities Fund, L.P., formerly known as Highbridge/Zwirn Special Opportunities Fund, L.P. (together, the "Funds"), on behalf of themselves and each of their general partners, limited partners, members, managers, managing members and the employees, agents, officers, directors, shareholders, affiliates, subsidiaries and successors-in-interest of each, to the extent legally permissible, including, but not limited to, Summit Investment Management LLC (SummitBridge and the Funds and all such related entities and persons are referred to collectively hereinafter as the "SummitBridge Parties"), with reference to the following matters now agreed to as among the Noble Roman's Parties and SummitBridge Parties (collectively, the "Parties"):

     WHEREAS, NRI entered into certain credit agreements and other agreements with The Provident Bank ("Provident") over a period of years prior to October, 2003, which such agreements culminated in a "Tranche Y Term Loan Promissory Note" made by NRI on or about April 30, 1999 in favor of Provident for a face amount of $8,000,000.00 (the "Note") and Provident's ownership of approximately 3,214,748 shares of common stock in NRI acquired by Provident at various times directly from NRI (the "Common Stock"), $4,929,275 stated amount of no-yield preferred stock in NRI, convertible into 1,643,092 shares of common stock in NRI, acquired by Provident on or about February 8, 2000 (the "Preferred Stock") and a warrant to purchase 385,000 shares of common stock in NRI


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represented by a Warrant Certificate issued to Provident by NRI on or about
August 13, 1998 (the "Warrant") ( the Common Stock, Preferred Stock and Warrant are referred collectively hereinafter as the "Equity Interest");

     WHEREAS, Paul W. Mobley, Oak Grove Corporation, Pizzaco, Inc., LPS, Inc.; G.N.R., Inc. and N.R. East, Inc. (collectively, the "Guarantors") entered into certain guarantees over a period of years prior to October, 2003 in favor of Provident with respect to certain obligations of NRI to Provident subject to the terms and conditions set forth in the respective instruments (the "Guarantees");

     WHEREAS, on or about October 17, 2003 SummitBridge acquired the Note and the Equity Interest from Provident;

     WHEREAS, On or about March 12, 2004, NRI filed a "Complaint for Declaratory Judgment, Money Damages, and Jury Trial" in the Marion County Superior Court in the State of Indiana against SummitBridge and the Funds, as Cause No. 49D11-0403-PL-00531 (the "Action"), seeking, inter alia, declaratory relief with respect to the terms and enforceability of the Note and certain aspects of the Equity Interest, as well as monetary damages;

     WHEREAS, SummitBridge appeared in the Action and denied NRI's claims and concurrently filed a Counterclaim against NRI to enforce the Note and certain rights attendant to the Equity Interest as well as a Third Party Complaint seeking to enforce the Note as against the Guarantors;

     WHEREAS, NRI dismissed the Funds from the Action, without prejudice, before an appearance on their behalf was required;

     WHEREAS, NRI and SummitBridge subsequently each filed amended pleadings in the Action asserting claims against one another arising out of certain communications, events and relationships with third parties who held subordinated debentures issued by NRI; and


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     WHEREAS, the Noble Roman's Parties and the SummitBridge Parties have now reached a global resolution of their disputes with one another, including the claims made in the Action by NRI and SummitBridge and related issues arising out of the Note and the Equity Interest;

     NOW THEREFORE, the Parties wish to fully and finally settle their respective rights and liabilities under the Note and the Equity Interest, to resolve all claims which were made or could have been made in the Action, to enter into new agreements as set forth herein governing the relationship between the Noble Roman's Parties and the SummitBridge Parties, and to otherwise fully and finally release as set forth herein any and all claims and rights that any Party has, has had, or may allege or later discover that they have or had, against the other (excepting those created or expressly excepted by this Agreement or its attendant documentation), at any time through and including the date of the entry of the Judgment in the Action described in Paragraph 3 below.

                             I. TERMS OF AGREEMENT

     In consideration of the foregoing recitals, and the terms and provisions contained herein, and for good and valuable consideration, the Parties agree as follows:

     1. Resolution of the Note and Equity Interest

     1.1 GE Financing Commitment

     NRI will use commercially reasonable efforts to obtain, by no later than July 25, 2005, a commitment or letter of understanding for financing for NRI with GE Franchise Finance Corporation, or another institutional source ("GEFF"), on terms similar to the former financing commitment letter from GEFF dated October 4, 2004 (the "GEFF Commitment"), a copy of which is attached hereto as Exhibit A. This Agreement, and all of the terms, conditions, rights and obligations of or relating to the Parties hereunder, is expressly contingent upon NRI obtaining, and closing upon, such financing on terms no less favorable to it, in its discretion, than the terms set forth in the GEFF Commitment (the "GEFF Closing"). The Parties agree to use their commercially reasonable efforts to cause the GEFF Closing to


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occur at the earliest practicable time but in any event no later than 11:59 p.m.
(Eastern Time) on August 25, 2005. This Agreement shall terminate and the
Parties shall have no further obligations hereunder if the GEFF Closing shall not have occurred before August 26, 2005. NRI agrees that, pending the GEFF Closing, NRI will use commercially reasonable efforts to keep SummitBridge informed of the progress of the GEFF Commitment and GEFF Closing.

     1.2 Payment to SummitBridge

     By the close of business on the first business day following the GEFF Closing, NRI shall cause GEFF to remit, or shall cause an independent escrow holder of escrowed funds under the joint control of GEFF and NRI to remit to one or more bank accounts designated by SummitBridge the aggregate sum of Eight Million Three Hundred Thousand Dollars ($8,300.000.00), by wire transfer(s) (the "Payment"). Wire transfer instructions are set forth in Exhibit B hereto.

     1.3 Resolution of the Note and All Related Security Interest(s) and the Equity Interest

     Upon receipt and in consideration of the Payment described in Paragraph 1.2 above, SummitBridge shall execute and deliver to NRI the following (collectively, the "SummitBridge Deliveries"):

     (a) a full release and satisfaction of the Note in the form of the "Release and Satisfaction of Promissory Note" attached hereto as Exhibit C. By this Agreement, each of the SummitBridge Parties thereafter hereby relinquish all of its collective right, title and interest in the Note, including all rights to principal, interest, fees, costs and attorneys' fees, if any, that have accrued on or in relation to the Note as of the date of surrender;

     (b) any and all documents necessary to release any security interest(s) held or purported to be held by SummitBridge or any SummitBridge Party with respect to the Note, including,


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but not limited to, any such interest created or provided by that certain Fourth
Amendment to Credit Agreement dated as of April 30, 1999 by and between NRI and Provident;

     (c) a full release and satisfaction in favor of each of the Guarantors with respect to the Note and the Guarantees in the form of the "Release of Guarantors" attached hereto as Exhibit D. By this Agreement, each of the SummitBridge Parties thereafter hereby relinquishes all of its collective right, title and interest in the Guarantees;

     (d) the original Warrant or an affidavit executed by an appropriate representative of SummitBridge that the Warrant has been lost or destroyed. By this Agreement, each of the SummitBridge Parties thereafter hereby relinquishes all of its collective right, title and interest in the Warrant. SummitBridge shall cooperate reasonably in the execution of any documentation required by NRI to cancel the Warrant;

     (e) all certificates representing the Preferred Stock, together with stock powers duly endorsed in blank for transfer to NRI. By this Agreement, each of the SummitBridge Parties thereafter hereby relinquishes all of its collective right, title and interest in the Preferred Stock. SummitBridge shall cooperate reasonably in the execution of any documentation required by NRI to cancel the Preferred Stock; and

     (f) certificates representing a total of Eight Hundred Fourteen Thousand, Seven Hundred and Forty-Eight (814,748) shares of common stock in NRI currently owned by SummitBridge (the "Surrendered Shares"), together with stock powers duly endorsed in blank for transfer to NRI. By this Agreement, each of the SummitBridge Parties thereafter hereby relinquishes all of its collective right, title and interest in the Surrendered Shares. SummitBridge shall cooperate reasonably in the execution of any documentation required by NRI to cancel the Surrendered Shares. It is the further intent of the Parties that, following relinquishment of the Surrendered Shares, SummitBridge shall retain record ownership of a total of Two Million Four Hundred Thousand (2,400,000) shares of


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common stock in NRI (the "Retained Common Stock"). NRI shall use commercially reasonable efforts to confirm SummitBridge's ownership of the Retained Common Stock, including but not limited to issuance of new stock certificates evidencing such shares. Such stock certificates may bear legends, in the form of the exemplar legend attached hereto as Exhibit E, evidencing the restrictions referred to in this Agreement.

     2. Closing

     The closing of the transactions contemplated by Paragraphs 1.2 and 1.3 (the "Closing") shall occur no later than the close of business (Standard Time) on the first business day immediately following the GEFF Closing and shall occur at the offices of Bose McKinney & Evans LLP, 2700 First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana or at such other time and place as is mutually agreed to by the SummitBridge and NRI.

     3. Dismissal of the Action

     In consideration of the Payment and the SummitBridge Deliveries, NRI, SummitBridge and the Guarantors each agree to have their counsel of record in the Action execute and submit, immediately after the GEFF Closing, for signature and filing, to the Marion County Superior Court, the "[Proposed] Stipulated Judgment and Dismissal With Prejudice" attached to this Agreement as Exhibit F for entry by the Court. The purposes of the Stipulated Judgment are to: (a) obtain a judicial declaration by the Court that SummitBridge is not an "interested shareholder" of NRI within the meaning of the Indiana Business Combination Law (I.C. Section 23-1-43 et seq.), arising out of or with respect to: (i) this Agreement; and/or (ii) SummitBridge's direct, or indirect beneficial, ownership of the portion of the Stock Interest consisting of the 2,400,000 shares of common stock (or any part thereof) in NRI that will continue to be held by SummitBridge immediately after the GEFF Closing; (b) obtain a judicial declaration by the Court that the SummitBridge is and will remain subject to the provisions of Indiana Control Share Acquisition Law (I.C.Section 23-1-42 et seq.) with respect to its rights as a holder of all or any portion of


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the Retained Common Stock and has, no voting rights in respect of the Retained
Common Stock unless and until such rights are granted in the future pursuant to a shareholder resolution adopted in accordance with the terms of the Control Share Acquisition Law; (c) dismiss with prejudice all remaining claims raised in the Action; and (d) provide that the Noble Roman's Parties, including the Guarantors, and the SummitBridge Parties, including the Funds, shall each bear their own litigation costs and attorneys' fees associated in any way with the Action.

     4. Releases

     4.1 Release of SummitBridge Parties by Noble Roman's Parties

     In consideration of the SummitBridge Deliveries, each of the Noble Roman's Parties hereby releases and discharges the SummitBridge Parties from any and all claims, demands, debts, obligations, liabilities, costs, expenses, rights of action, causes of action, awards and judgments of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, whether currently existing or arising in the future, arising out of or relating to any claim or matter asserted, or which could have been asserted, in the Action (the "Noble Roman's Released Claims"). The Noble Roman's Parties acknowledge and agree that the Noble Roman's Released Claims may include claims of every nature and kind whatsoever against the SummitBridge Parties, whether known or unknown, suspected or unsuspected, and further acknowledges that such claims may be presently unknown or unsuspected, and may be based upon hereafter discovered facts different from, or in addition to, those which the Noble Roman's Parties now know, or believe to be true. Nevertheless, the Noble Roman's Parties agree that the foregoing release shall be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof. The sole exception to this general release by the Noble Roman's Parties shall be any claim(s) arising out of: (a) this Agreement or the Noble Roman's Parties' rights hereunder; and/or (b) any document required to be executed, or any act required to be taken, by the SummitBridge Parties in order to carry out this Agreement.


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     4.2 Release of Noble Roman's Parties by SummitBridge Parties

     In consideration of the Payment, each of the SummitBridge Parties hereby releases and discharges the Noble Roman's Parties from any and all claims, demands, debts, obligations, liabilities, costs, expenses, rights of action, causes of action, awards and judgments of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, whether currently existing or arising in the future, arising out of or relating to any claim or matter asserted, or which could have been asserted, in the Action (the "SummitBridge Released Claims"). The SummitBridge Parties acknowledge and agree that the SummitBridge Released Claims may include claims of every nature and kind whatsoever against the Noble Roman's Parties, whether known or unknown, suspected or unsuspected, and further acknowledges that such claims may be presently unknown or unsuspected, and may be based upon hereafter discovered facts different from, or in addition to, those which the SummitBridge Parties now know, or believe to be true. Nevertheless, the SummitBridge Parties agree that the foregoing release shall be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof. The sole exception to this general release by the SummitBridge Parties shall be any claim(s) arising out of: (a) this Agreement or the SummitBridge Parties' rights hereunder; (b) any document required to be executed, or any act required to be taken, by the Noble Roman's Parties in order to carry out this Agreement; and/or (c) the SummitBridge Parties' rights with respect to the Retained Common Stock, subject to the applicability of the Indiana Control Share Acquisition Law as described in Paragraph 3(b).

     5. Indemnification

     5.1 Indemnification of SummitBridge Parties by NRI

     From and after Closing, NRI shall indemnify and hold harmless the SummitBridge Parties from any cost, liability, damage or loss, including all reasonable costs and attorney's fees incurred in connection therewith, incurred directly or indirectly by reason of a claim, demand, debt, obligation,


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liability, cost, expense, right of action, cause of action, award or judgment against the SummitBridge Parties arising out of or relating to any future claim raised by the Noble Roman's Parties that asserts or purports to assert, in whole or in part, any of the Noble Roman's Released Claims.

     5.2 Indemnification of Noble Roman's Parties by SummitBridge

     From and after the Closing, SummitBridge shall indemnify and hold harmless the Noble Roman's Parties from any cost, liability, damage or loss, including all reasonable costs and attorney's fees incurred in connection therewith, incurred directly or indirectly by reason of a claim, demand, debt, obligation, liability, cost, expense, right of action, cause of action, award or judgment against the Noble Roman's Parties arising out of or relating to any future claim raised by the SummitBridge Parties that asserts or purports to assert, in whole or in part, any of the SummitBridge Released Claims.

     6. Representations and Warranties Regarding the Action

     6.1 No Admission of Liability

     The provisions of this Agreement relating to the Action pertain to disputed claims and do not constitute in any way an admission by any of the Parties of liability or of the validity of any of the claims or matters alleged in the Action. Execution of this Agreement does not constitute evidence of, and shall not be construed to be, an admission of liability and/or wrongdoing by any of the Parties.

     6.2 No Other Actions Filed

     Each of the Parties represents that, other than the Action, no litigation against any other Party, related in any manner to the Noble Roman's Released Claims or the SummitBridge Released Claims, has been filed, and that none will be filed by or on behalf of any of the Parties at any time hereafter.

     6.3 Warranty of No Assignment

     The Parties each represent and warrant that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or corporation whatsoever any claim, debt, liability, demand, obligation, cost,


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expense, action or causes of action covered by this Agreement, and each of the
Parties acknowledges and agrees that this warranty and representation is an essential and material term of this Agreement without which none of the consideration received in connection herewith would have been made or delivered. The foregoing warranty and representation shall survive the delivery of this Agreement, and each of the Parties shall indemnify, defend and hold the others harmless from any claims, demands or actions which have been assigned or transferred, or purported to have been assigned or transferred, in violation of the foregoing representation and warranty.

     6.4 Factual Differences

     Each of the Parties understands and accepts the risk that the facts with respect to which this Agreement is entered into may be different from the facts now known or believed by each Party to be true. The Parties agree that this Agreement shall remain in all respects effective and shall not be subject to termination or rescission by virtue of any such differences in fact.

     7. [Reserved]

     8. Initial Offering and Sale Conditions for the Retained Common Stock

     8.1 Initial Right to Locate Qualified Buyer(s)

     From and after the Closing, NRI and Paul W. Mobley ("Mobley") will use commercially reasonable efforts to assist SummitBridge in finding one or more buyers to purchase some or all of the Retained Common Stock, under the following conditions:

     (a) If the sale is a transaction exempt under the so-called "4-1/2" exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), NRI will have a reasonable belief that the buyer(s) is an accredited investor within the meaning of Regulation D under the Securities Act, who is willing, and financially able, as represented in a written commitment letter executed by the prospective buyer(s), containing customary representations, to purchase such common stock in NRI pursuant to a


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private sale not subject to registration with the Securities and Exchange
Commission (the "SEC") under the Securities Act;

     (b) SummitBridge will sell all shares of the Retained Common Stock to any such buyer(s) identified by NRI and/or Mobley for an average price that equals or exceeds the greater of: (i) $1.10 per share; or (ii) ninety percent (90%) of the closing transaction price for NRI shares published for the trading day prior to the date of purchase on which trades are reported; provided, however, that at no time shall this Agreement be construed to require SummitBridge to consent to the sale of any of the Retained Common Stock by or with the assistance of NRI and/or Mobley if the proposed per share price of such a sale would, if executed, cause the average price of the aggregate amount of all shares of Retained Common Stock sold, as measured on the date immediately following any such proposed sale, to be less than the greater of $1.10 per share or ninety percent (90%) of the transaction price for NRI shares published for the trading day prior to the date of each of the prior sales of such shares; and

     (c) NRI and Mobley are entitled and agree to, continue their efforts to locate such buyer(s) for a minimum period of one hundred eighty (180) days from the Closing (the "Initial Sale Period"). If at the end of the Initial Sale Period, SummitBridge holds more than a total of One Million Two Hundred Thousand (1,200,000) shares of the Retained Common Stock, then NRI's and Mobley's rights and obligations under this Paragraph 8.1 shall cease. If, however, at the end of the Initial Sale Period, SummitBridge holds less than a total of One Million Two Hundred Thousand (1,200,000) shares of the Retained Common Stock, then NRI and Mobley are entitled and agree to, continue their use their commercially reasonable efforts to locate one or more buyer(s) of some or all of the remaining Retained Common Stock, under the same conditions as set forth herein, for one additional ninety (90) day period (the "Added Sale Period"). In no event shall NRI's or Mobley's rights and obligations under this Paragraph extend beyond two hundred seventy (270) days from the date of Closing.


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     (d) NRI agrees to indemnify the SummitBridge Parties against all losses, claims, damages, liabilities and expenses (collectively "claims") arising out of or relating to the offer or sale of any Retained Shares by or with the assistance of NRI and/or Mobley pursuant to this Section 8.1, including without limitation, claims based upon any untrue or alleged untrue statement of material fact made by NRI and/or Mobley in connection with such offer or sale or any omission or alleged omission of a material fact required to be stated or necessary to make the statements made not misleading, and shall reimburse the SummitBridge Parties for any legal or other expenses reasonably incurred by such person in connection with the investigation or defense of such claims, except insofar as the same are caused by or contained in any information furnished in writing to NRI and/or Mobley by the SummitBridge Parties expressly for use in connection with such offer or sale. Notwithstanding the foregoing to the contrary, NRI shall have no obligation under this Paragraph 8.1(d) in respect of any claim arising out of any untrue statement or omission of material fact in any communication to any offeree or buyer that NRI establishes was first made by any of the SummitBridge Parties without authorization by NRI, Mobley and/or their agents.

     8.2 SummitBridge Parties Stand Still Period

     8.2.1 Duration

     During the period(s) in which NRI and Mobley are performing their obligations as required under the provisions of Paragraph 8.1 above within the Initial Sale Period or, if triggered, the Added Sale Period, SummitBridge agrees that it will not sell, offer to sell or place an order to sell any NRI common stock in open market transactions without NRI's prior written consent (the "Stand Still Period"). The Stand Still Period shall terminate on the earlier of:

     (a) The date on which NRI's and Mobley's obligations under Paragraph 8.1 above expire;


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     (b) The expiration of the Initial Sale Period if SummitBridge then holds a total of 1,200,000 or more shares of the Retained Common Stock; or

     (c) The expiration of the Added Sale Period.

     8.2.2 Premium Sales and Referrals during Stand Still Period Nothing in this Agreement shall preclude SummitBridge Investments from:

     (a) Selling all or any portion of the Retained Common Shares during the Stand Still Period to any buyer(s) who offers to purchase such shares at a price in excess of that required by Paragraph 8.1(b) above; or

     (b) Referring a prospective purchaser of some or all of the Retained Common Stock to NRI or Mobley during the Stand Still Period.

     9. Restoration of Voting Rights in Retained Common Stock after Stand Still Period

     If, at the expiration of the Stand Still Period, SummitBridge continues to own, directly or beneficially, any portion of the Retained Common Stock, NRI, Mobley and Scott Mobley agree to use their collective commercially reasonable efforts to cause the then-holders of NRI's voting common stock to vote, in accordance with the provisions of the Indiana Control Share Acquisition Law, to restore to all shares of common stock in NRI still owned by SummitBridge full voting rights permitted generally to the holders of NRI's common stock under Indiana law and NRI's Articles of Incorporation and Bylaws. Mobley and Scott Mobley agree to vote all shares owned by them, directly or beneficially, or the voting rights of which they control, by agreement or proxy, in favor of such restoration of common stock voting rights to SummitBridge.

     10. Right to Appoint Board Observer After Initial Sale Period

     If, at the end of the Initial Sale Period described in Paragraph 8.1 above, SummitBridge holds at least 1,200,000 shares of the Retained Common Stock, NRI shall immediately take all steps necessary to provide for the appointment of, and shall immediately grant and permit SummitBridge the sole right to appoint


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either: (a) any one of Robert Ekback, Steven Petrie, Raymond Chan, Josh Pack or
Robert Omer in SummitBridge's sole discretion; or, alternatively, (b) any other person, whose appointment is subject to the commercially reasonable consent of NRI, to hold the seat of a single observer to the Board of Directors of NRI (the "Observer Seat"). Subject to the execution of a confidentiality agreement in the form of the agreement attached hereto as Exhibit G and to NRI's right to withhold communications that create an unreasonable risk, in the opinion of NRI's outside legal counsel, of waiving the attorney-client privilege, the holder of the Observer Seat shall be entitled to all notices of meetings of the NRI Board of Directors, shall receive and have access to the same records and information provided to elected members of the NRI Board of Directors and shall be entitled to actively participate in (but not vote at) any meetings or actions of the NRI Board of Directors. The Observer Seat, and SummitBridge's sole right to appoint the holder of the Observer Seat, shall remain effective for so long a period in which SummitBridge owns, directly or beneficially, seven hundred fifty thousand (750,000) or more shares of the Retained Common Stock.

     11. Stock Registration Rights of SummitBridge

     Commencing on the expiration of the Stand Still Period, and ending at 11:59 p.m. (Eastern Standard Time) on October 31, 2006 (the "Registration Period"), SummitBridge shall be entitled to one demand registration right, as provided in the form of "Registration Rights Agreement" attached hereto as Exhibit H, to cause NRI to register under the Securities Act, the resale of all shares of Retained Common Stock held as of the commencement of the Registration Period in an underwritten public offering and/or in market transactions, at the sole election of SummitBridge. The Registration Rights Agreement may only be invoked by SummitBridge only in the event that the shares of Retained Common Stock then directly owned by SummitBridge represent five percent (5%) or more of the then outstanding shares of common stock in NRI.


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     12. Forbearance by SummitBridge Parties from Unapproved Stock Transactions or Contests

     SummitBridge and each of the Funds agree that, for a period of two (2) years from the Closing they shall not engage in, solicit or participate in any proxy contest or tender offer involving NRI's common stock, except as expressly provided for in this Agreement or as specifically approved by NRI's Board of Directors.

     13. General Provisions and Covenants

     13.1 Binding on Successors

     This Agreement shall inure to the benefit of and shall bind the Parties hereto and their respective representatives, heirs, executors, administrators, successors, families, employees, officers, directors, shareholders, agents and assigns, to the extent legally permissible.

     13.2 Further Documentation

     Each of the Parties hereto shall do all acts and execute all documents necessary or reasonably convenient to effectuate the terms and provisions of this Agreement.

     13.3 Final Agreement

     This Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter hereof, and contains all of the terms and provisions of the Agreement among the Parties hereto with respect to the subject matter hereof. There are no oral representations, understandings, statements or stipulations of any kind or character made by any of the Parties bearing upon the effect of this Agreement to induce execution of this Agreement, or otherwise, which have not been incorporated herein.

     13.4 Governing Law

     This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Indiana.


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     13.5 Severability Provision

     If any provision of this Agreement is unenforceable, for any reason, the remaining provisions shall nevertheless be of full force and effect.

     13.6 Attorneys' Fees

     The Parties hereto agree to bear their own respective attorneys' fees and costs incurred prior to the date this Agreement is fully executed. In the event of any controversy, claim or dispute following the date this Agreement is finally executed, in connection with or relating to this Agreement, or the subject matter hereof, the prevailing Party shall be entitled to recover all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by the prevailing Party in connection therewith.

     13.7 Modification

     This Agreement may be modified only by a subsequent writing, signed by both NRI and SummitBridge or, with respect to any other Party, by the Party to be charged thereunder.

     13.8 Headings

     The paragraph headings of this Agreement are provided for the ease of reference only and shall have no effect on its interpretation.

     13.9 Agreement Mutually Negotiated

     This Agreement has been negotiated between the Parties and has been thoroughly reviewed by each party. Each party has had an opportunity to make such changes as that party wished to make and each has had the opportunity to have their counsel review and comment upon the Agreement and each provision thereof. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties hereto. Accordingly, the parties agree that for purposes of interpreting this Agreement, neither Party shall be deemed to have drafted this Agreement and each Party waives any rule of contract construction which provides that ambiguities in the


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contract shall be construed against the Party who drafted the Agreement or otherwise caused the ambiguity to exist.

     13.10 Warranty of Authority

     Each corporation executing this Agreement represents that this Agreement has been executed and delivered by a duly appointed executive officer of the corporation pursuant to a resolution adopted by the Board of Directors of the corporation. Each partnership, limited partnership or limited liability company executing this Agreement represents that this Agreement has been executed and delivered by a duly appointed managing member, managing agent or partner, as the case may be.

     13.11 Representation by Counsel

     The Parties hereto affirmatively represent that they have been represented, or have had the opportunity to be represented, throughout the negotiation of this Agreement by attorneys of their own choosing. The Parties each further represent that such attorneys have adequately explained to them the terms and conditions of this Agreement, and the legal ramifications and consequences thereof. To the extent any Party(ies) has/have not consulted with an attorney or consultant of their choice, they have done so voluntarily, of their own free will and accord, and not as a result of any undue coercion or persuasion from any other Party.

     13.12 Knowing and Voluntary Agreement

     The Parties each represent that they (or their undersigned representative) have carefully read this Agreement and that they fully understand the contents and legal effect thereof. The Parties each further affirmatively represent they have discussed, or have had an opportunity to discuss, with attorneys or advisors of their choice, each of the terms and conditions of this Agreement, and that they understand and agree to each such term and condition.

     13.13 No Reliance on Any Other Party

     The Parties each expressly represent that they have not relied upon any statements or representations made by any other Party to this Agreement, or by the representative, agent, or attorneys of any Party to this Agreement, other than with respect to such statements and representations which are expressly set forth in this Agreement.

     13.14 Notices

     Any notices required or made pursuant to this Agreement or its attendant requirements shall be made as follows:

     (a) If to Noble Roman's:               Paul W. Mobley
                                            Chairman and CEO
                                            Noble Roman's, Inc.
                                            One Virginia Avenue, Suite 800
                                            Indianapolis, IN 46204

         With copies to:


                                            Thomas A. Litz, Esq.
                                            Thompson Coburn LLP
                                            One US Bank Plaza
                                            St. Louis, MO 63101-1611

         and to:

                                            Jeffrey A. Gaither, Esq.
                                            Bose McKinney & Evans LLP
                                            2700 First Indiana Plaza
                                            135 North Pennsylvania Avenue
                                            Indianapolis, IN 46204

     (b) If to the SummitBridge Parties:    Senior Asset Manager
                                            Summit National Investments LLC
                                            Wells Fargo Building, Suite 2150
                                            1700 Lincoln Street
                                            Denver CO 80203

         With copies to:

                                            Jack R. Nelson, Esq.
                                            Reed Smith LLP
                                            1999 Harrison Street, Suite 2400
                                            Oakland, CA 94612

         and to:

                                            Jonathan G. Polak
                                            Dann Pecar Newman & Kleiman, P.C.
                                            2300 One American Square
                                            Box 82008
                                            Indianapolis, IN 46282

     13.15 Counterparts

     This Agreement may be executed in separate counterparts and shall become effective only after all such separate counterparts have been executed and exchanged between the Parties. Facsimile signatures shall be sufficient provided they are subsequently supplemented by the originals thereof.



DATED:  August 1, 2005             Noble Roman's, Inc.



                                   By: /s/ Paul W. Mobley
                                       -----------------------------------------
                                       Paul W. Mobley
                                       Chairman and Chief Executive Officer



DATED:  August 1, 2005                 Paul W. Mobley



                                       /s/ Paul W. Mobley
                                       -----------------------------------------

DATED:  August 1, 2005                 A. Scott Mobley



                                       /s/ A. Scott Mobley
                                       -----------------------------------------




DATED:  August 1, 2005                 Oak Grove Corporation



                                   By: /s/ Paul W. Mobley
                                       -----------------------------------------
                                       Paul W. Mobley



DATED:  August 1, 2005                 Pizzaco, Inc.



                                   By: /s/ Paul W. Mobley
                                       -----------------------------------------
                                       Paul W. Mobley



DATED:  August 1, 2005                 LPS, Inc.



                                   By: /s/ Paul W. Mobley
                                       -----------------------------------------
                                       Paul W. Mobley



DATED:  August 1, 2005                 G.N.R., Inc.



                                   By: /s/ Paul W. Mobley
                                       -----------------------------------------
                                       Paul W. Mobley




DATED:  August 1, 2005                 N.R. East, Inc.



                                   By: /s/ Paul W. Mobley
                                       -----------------------------------------
                                       Paul W. Mobley

APPROVED AS TO FORM:




DATED:  August 1, 2005                 Thompson Coburn LLP



                                   By: /s/ Thomas A. Litz
                                       -----------------------------------------
                                       Thomas A. Litz, Esq




DATED:  July 26, 2005                  Bose McKinney & Evans LLP



                                   By: /s/ Jeffrey A. Gaither
                                       -----------------------------------------
                                       Jeffrey A. Gaither, Esq.

                                       Attorneys for Noble Roman's, Inc.,
                                       Paul W. Mobley, Scott Mobley, Oak Grove
                                       Corporation, Pizzaco, Inc., LPS, Inc.,
                                       G.N.R., Inc. and N.R. East, Inc.



DATED:  ___________, 2005              SummitBridge National Investments LLC



                                   By: /s/ Constantine Dakolias
                                       -----------------------------------------
                                       Constantine Dakolias
                                       Its: Authorized Signatory



DATED:  ___________, 2005              Drawbridge Special Opportunities Fund LP



                                   By: /s/ Constantine Dakolias
                                       -----------------------------------------
                                       Constantine Dakolias
                                       Its: Chief Credit Officer

DATED:  ___________, 2005          D.B. Zwirn Special Opportunities Fund, L.P.



                                   By: D.B. Zwirn & Co.



                                   By: /s/ David Proshan
                                       -----------------------------------------
                                       David Proshan
                                       Its:  General Counsel

APPROVED AS TO FORM:




DATED:  July 27, 2005              Reed Smith LLP



                                   By: /s/ Jack R. Nelson
                                       -----------------------------------------
                                       Jack R. Nelson, Esq




DATED:  July 26, 2005              Dann Pecar Newman & Kleiman, P.C



                                   By: /s/ Jonathan G. Polak
                                       -----------------------------------------
                                       Jonathan G. Polak, Esq.

                                       Attorneys for SummitBridge National
                                       Investments LLC, Drawbridge Special
                                       Opportunities Fund LP and D.B. Zwirn
                                       Special Opportunities Fund, L.P.


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